EXHIBIT 99.1

COMPANY CONTACT:                                 INVESTOR RELATIONS:
Universal Power Group, Inc.                      Lambert, Edwards & Associates
469-892-1122                                     616-233-0500
Mimi Tan, SVP                                    Jeff Tryka, Ryan McGrath
tanm@upgi.com                                    rmcgrath@lambert-edwards.com
-------------                                    ----------------------------


                   UNIVERSAL POWER GROUP REPORTS 2008 RESULTS
   REVENUES UP 8.6% TO $117.9 MILLION, GROSS PROFIT MARGIN INCREASES TO 15.5%

CARROLLTON, TEXAS, MARCH 24, 2009 -- Universal Power Group, Inc. (NYSE Amex:
UPG) announced its financial results for the fourth quarter and full year ended Dec. 31, 2008.

The Texas-based provider of third-party logistics and supply chain management services and distributor of batteries and power accessories reported sales increased 8.6 percent year-over-year to $117.9 million, compared with $108.5 million for the year ended 2007. UPG posted net earnings of $1.2 million, or $0.25 per diluted share for 2008, compared with net earnings of $2.2 million, or $0.44 per diluted share for 2007.

Gross profit for the year increased $2.3 million, or 14.5 percent year-over-year due primarily to a change in product mix. As a percentage of sales, gross margins improved to 15.5 percent from 14.7 percent a year ago. For the full year, operating expenses increased $3.3 million, due to a number of unusual items, including increased bad debt expense attributable to the more challenging credit environment, additional rent associated with a transition to a larger warehouse facility, higher wages and employee benefit costs due in part to the addition of new sales, customer service and finance professionals, and severance costs. Consequently, operating income fell to $3.2 million from $4.2 million in the prior year.

"Beyond our financial results, we saw the fourth quarter of 2008 as an important and transitional period in the growth of UPG," said Ian Edmonds, interim president and chief executive officer. "During the quarter, we secured an alliance with Energizer to develop and market a new line of products, secured a new agreement with Brink's Home Security to continue providing third-party logistics services, and made progress in our expansion and product line diversification initiatives.

"It is also important to note that despite several recent changes within our senior management team, our board remains confident in the capabilities of our current team," continued Edmonds. "Our executive staff remains intact and we have a sales, marketing and operational team in place that is fully prepared to grow the business." In addition, we are beginning a search for a chief financial officer,

Net sales for the fourth quarter of 2008 decreased 4.4 percent to $27.5 million due to a softening in its third-party logistics business, while revenues from its core battery and power accessory business were stable compared to the prior year. As a result of this shift in revenue mix, UPG's core battery business as a percentage of net sales increased to 53.7 percent for the fourth quarter of 2008 from 51.6 percent in the fourth quarter of 2007.

Gross profit for the quarter increased $0.6 million, or 13.7 percent year-over-year due primarily to a change in product mix. As a percentage of sales, gross margins in the quarter improved to 17.1 percent from 14.4 percent a year ago. Operating expenses increased $1.5 million year-over-year in the 2008 fourth quarter, due mainly to higher bad debt expense, additional rent associated with a transition to a larger warehouse facility, higher wage and employee benefit costs and severance costs. Consequently, operating income for the quarter fell to $16 thousand from $920 thousand in the prior year. Overall UPG reported a net loss of $0.2 million, or $0.04 per diluted share in the fourth quarter of 2008, compared with net earnings of $0.4 million, or $0.08 per diluted share in the same quarter of 2007.

FOURTH-QUARTER AND FULL-YEAR HIGHLIGHTS

UPG reported core battery and related power accessory revenues (from sources other than Brink's Home Security and its authorized dealers) remained nearly unchanged at $14.8 million in the fourth quarter of 2008, compared with $14.9 million for the fourth quarter of 2007. For the full year, core battery and related power accessory revenues increased 21.0 percent to $64.8 million, from $53.6 million in 2007, reflecting growth of new and existing customer accounts and the introduction of new products.

Revenue from Brink's Home Security and its authorized dealers in the fourth quarter of 2008 decreased 8.6 percent year-over-year to $12.7 million, compared with $13.9 million in the fourth quarter of 2007. UPG believes this decrease is due primarily to the impact of the economic downturn on the residential housing market. Concentration of revenues with Brink's Home Security and its authorized dealers made up 46.3 percent of total revenues in the fourth quarter of 2008, compared with 48.4 percent in the prior year's quarter. For the full year, revenues from Brink's Home Security and its authorized dealers fell 3.4 percent to $53.1 million from $55.0 million in 2007, and concentration of revenues fell to 45.0 percent from 50.6 percent.

Gross margin as a percent of revenues increased to 17.1 percent in the fourth quarter of 2008, compared with 14.4 percent in the comparable 2007 quarter, due primarily to an improved product mix. Full-year gross profit increased to $18.3 million, or 15.5 percent of sales, from $16.0 million, or 14.7 percent of sales in the prior year, due mainly to a shift towards higher-margin business.

RECENT DEVELOPMENTS

In November 2008, UPG announced a new agreement with Brink's Home Security to continue providing third-party logistics services. The agreement extends UPG's services another two years with successive one-year renewal terms.

In addition, UPG announced in December 2008 that it entered into a licensing agreement with Eveready Battery Company, Inc., a division of Energizer Holdings, Inc., to develop a line of consumer products under the Energizer(R) brand for distribution through mass, specialty and automotive stores. The four-year agreement, with a two-year automatic renewal provides UPG with exclusive rights to develop, market and sell Energizer-branded automotive battery chargers and maintainers, as well as automotive jump starters. In addition, UPG will have non-exclusive rights to develop, market and sell Energizer-branded power inverters used primarily in the automotive market.

In January 2009, UPG also reported that it completed the acquisition of the Monarch line of hunting products, of which the Company purchased all of the tangible and intangible assets. The high-quality Monarch product line is a strategic extension of UPG's existing outdoor product line and customer base. UPG plans to leverage its global network of suppliers and extensive experience in supply chain logistics to reduce manufacturing and other supply chain costs for the acquired product lines.

OUTLOOK

Edmonds continued: "Exiting 2008, we are on financially sound footing with a strong balance sheet and line of credit to provide the resources for UPG's continued growth. In addition to taking steps to manage the difficult economic conditions, we are also focused on developing higher-margin products, and diversifying our markets to minimize our exposure to the broader economy. Despite the extraordinary conditions affecting the global economy, we are cautiously optimistic about our business in 2009. We know the challenge before us is significant; however, we are convinced we have adequate resources and the right team of people to lead UPG to the inevitable economic recovery.

"Looking ahead to the first quarter of 2009, we are focused on controlling costs and managing our operations during these tough economic conditions," said Edmonds. "That said, we expect incremental costs in the first quarter due to a separation agreement related to a recent executive departure as well as the negotiated termination of our relationship with an independent sourcing agent.

"For the full year 2009, we are focused on improving our overall operating efficiency and cost structure, and we will be closely monitoring our accounts receivable and will continue monitoring credit risks within our customer base. Longer term, we are excited about our budding relationship with Energizer, which adds another well-known brand to our strong roster of strategic relationships. This relationship demonstrates the scope of capabilities UPG can offer our customers and partners -- from product development and marketing, to sourcing, global supply chain management and logistics. We look forward to opportunities for expanding our relationship with Energizer, as well as forging new relationships with other partners," concluded Edmonds.

CONFERENCE CALL INFORMATION

Universal Power Group will host an investor conference call today, Tuesday, March 24, 2009 at 11:30 am ET (10:30 am CT) to discuss the Company's financial results for the fourth quarter and full year ended Dec. 31, 2008.

Interested parties may access the conference call by dialing 1.800.561.2601, passcode 30791376. The conference call will also be broadcast live on www.upgi.com and through the Thomson StreetEvents Network. Individual investors can listen to the call at www.earnings.com, Thomson's individual investor portal. Institutional investors can access the call via Thomson StreetEvents (www.streetevents.com), a password-protected event management site.

A replay of the teleconference will be made available through March 31, 2009 by calling 1.888.286.8010, passcode 71663440, and an archived webcast will be available at www.upgi.com.

ABOUT UNIVERSAL POWER GROUP, INC.

Universal Power Group, Inc. (NYSE Amex:UPG), is a leading provider of third-party logistics and supply chain management services, and a supplier and distributor of batteries and power accessories. UPG's supply chain services include procurement, warehousing, inventory management, distribution, fulfillment and value-added services such as sourcing, battery pack assembly, coordination of battery recycling efforts, and product design and development. UPG's range of product offerings includes proprietary brands of industrial and consumer batteries of all chemistries, chargers, jump-starters, 12-volt accessories, solar and security products. For more information, please visit the UPG website at www.upgi.com.

FORWARD-LOOKING STATEMENTS

Statements in this press release that are not statements of historical or current fact constitute "forward-looking statements." Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the Company's actual operating results to be materially different from any historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements that explicitly describe these risks and uncertainties, readers are urged to consider statements that contain terms such as "believes," "belief," "expects," "expect," "intends," "intend," "anticipate," "anticipates," "plans," "plan," to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company's filings with Securities and Exchange Commission. Historical financial results are not necessarily indicative of future performance.

                                       ###

                           UNIVERSAL POWER GROUP, INC.
                                 BALANCE SHEETS
                                     ASSETS

                                                                DECEMBER 31,
                                                       ----------------------------
                                                           2008             2007
                                                       ------------    ------------
CURRENT ASSETS
  Cash and cash equivalents                            $    326,194    $    691,288
  Restricted cash                                           900,000              --
  Accounts receivable:
    Trade, net of allowance for doubtful accounts of
     $1,143,213 and $129,371                             12,423,279      12,593,430
    Other                                                    50,303         149,262
  Inventories - finished goods, net of allowance for
    obsolescence of $358,350 and $193,780                37,304,500      32,345,377
  Current deferred tax asset                              1,555,173         983,114
  Income tax receivable                                     193,386              --
  Prepaid expenses and other current assets                 880,528         880,907
                                                       ------------    ------------
     Total current assets                                53,633,363      47,643,378
PROPERTY AND EQUIPMENT
  Logistics and distribution systems                      1,795,935       1,417,269
  Machinery and equipment                                   651,916         338,220
  Furniture and fixtures                                    436,424         492,267
  Leasehold improvements                                    388,334         272,096
  Vehicles                                                  155,630         151,598
                                                       ------------    ------------
                                                          3,428,239       2,671,450
  Less accumulated depreciation and amortization         (1,407,712)       (985,735)
                                                       ------------    ------------
    Net property and equipment                            2,020,527       1,685,715
OTHER ASSETS                                                 86,879          81,459
                                                       ------------    ------------
TOTAL ASSETS                                           $ 55,740,769    $ 49,410,522
                                                       ============    ============

                           UNIVERSAL POWER GROUP, INC.
                           BALANCE SHEETS (CONTINUED)
                      LIABILITIES AND SHAREHOLDERS' EQUITY

                                                                 DECEMBER 31,
                                                         ----------------------------
                                                             2008             2007
                                                         ------------    ------------
CURRENT LIABILITIES
  Line of credit                                         $ 14,351,775    $ 12,833,031
  Accounts payable                                         16,418,768      12,257,350
  Accrued liabilities                                         200,100         537,248
  Interest rate swap liability                                484,131              --
  Current portion of payable to Zunicom, Inc.               1,462,500         731,250
  Current portion of capital lease obligations                     --           6,609
  Current portion of deferred rent                             57,984          64,446
                                                         ------------    ------------
     Total current liabilities                             32,975,258      26,429,934
NOTES PAYABLE TO ZUNICOM, INC , less current portion        3,656,250       5,118,750
NON-CURRENT DEFERRED TAX LIABILITY                            230,611          25,455
DEFERRED RENT, less current portion                           168,317         180,776
                                                         ------------    ------------
TOTAL LIABILITIES                                          37,030,436      31,754,915
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY
  Common stock - $0.01 par value, 50,000,000 shares
   authorized, 5,000,000 shares issued and outstanding         50,000          50,000
  Additional paid-in capital                               15,529,783      15,381,684
  Retained earnings                                         3,450,076       2,223,953
  Accumulated other comprehensive loss                       (319,526)             --
                                                         ------------    ------------
     Total shareholders' equity                            18,710,333      17,655,637
                                                         ============    ============
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY               $ 55,740,769    $ 49,410,552
                                                         ============    ============

                           UNIVERSAL POWER GROUP, INC.
                              STATEMENTS OF INCOME

                                                                       DECEMBER 31,
                                                          --------------------------------------
                                                                 2008               2007
                                                          -----------------    -----------------
Net sales                                                 $     117,897,644    $     108,517,097
Cost of sales                                                    99,599,576           92,541,735
                                                          -----------------    -----------------
Gross profit                                                     18,298,068           15,975,362
Operating expenses                                               15,063,398           11,761,427
                                                          -----------------    -----------------
Operating income                                                  3,234,670            4,213,935
Other income (expense)
   Interest expense (including $346,000 and $351,000 to
   Zunicom, Inc.)                                                (1,003,195)          (1,195,079)
   Interest income                                                      569              396,083
   Other, net                                                        45,069                   --
                                                          -----------------    -----------------
      Total other expense                                           957,557             (798,996)
                                                          -----------------    -----------------
Income before provision for income taxes                          2,277,113            3,414,939
Provision for income taxes                                       (1,050,990)          (1,190,986)
                                                          -----------------    -----------------
Net income                                                $       1,226,123    $       2,223,953
                                                          =================    =================
Net income per share
   Basic                                                  $            0.25    $            0.44
                                                          =================    =================
   Diluted                                                $            0.25    $            0.44
                                                          =================    =================
Weighted average shares outstanding
   Basic                                                          5,000,000            5,000,000
                                                          =================    =================
   Diluted                                                        5,000,000            5,001,305
                                                          =================    =================

                           UNIVERSAL POWER GROUP, INC.
                            STATEMENTS OF CASH FLOWS

                                                                                 DECEMBER 31,
                                                                       --------------------------------
                                                                             2008             2007
                                                                       --------------    --------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income                                                             $    1,226,123    $    2,223,953
Adjustments to reconcile net income to net cash provided by
(used in) operating activities:
Depreciation and amortization of property and equipment                       547,256           235,681
Provision for bad debts                                                     1,136,558            93,980
Provision for obsolete inventory                                              180,000            45,000
Deferred income taxes                                                        (395,684)           64,841
Loss on disposal of property and equipment                                      6,064                --
Stock-based compensation                                                      148,099           118,227
Changes in operating assets and liabilities:
Accounts receivable - trade                                                  (966,407)       (2,516,355)
Accounts receivable - other                                                    98,959          (124,025)
Inventories                                                                (5,139,123)       (9,818,843)
Prepaid expenses and other current assets                                         379          (309,834)
Other assets                                                                  (42,920)          (85,886)
Accounts payable                                                            4,161,418           728,347
Accrued liabilities                                                          (337,148)           (3,590)
Due to Zunicom, Inc.                                                               --           186,617
Deferred rent                                                                 (18,921)           22,824
                                                                       --------------    --------------
Net cash provided by (used in) operating activities                           604,653        (9,139,063)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment                                           (851,766)       (1,446,802)
Proceeds from sale of equipment                                                 1,134                --
Escrow deposit                                                               (900,000)               --
                                                                       --------------    --------------
Net cash used in investing activities                                      (1,750,632)       (1,446,802)

CASH FLOWS FROM FINANCING ACTIVITIES
Net activity on line of credit                                              1,518,744        (1,740,564)
Payments on capital lease obligations                                          (6,609)          (18,730)
Payment on notes to Zunicom, Inc.                                            (731,250)               --
                                                                       --------------    --------------
Net cash provided by (used in) financing activities                           780,885        (1,759,294)

NET DECREASE IN CASH AND CASH EQUIVALENTS                                    (365,094)      (12,345,159)
Cash and cash equivalents at beginning of year                                691,288        13,036,447
                                                                       --------------    --------------
Cash and cash equivalents at end of year                               $      326,194    $      691,288
                                                                       ==============    ==============

SUPPLEMENTAL DISCLOSURES
Income taxes paid                                                      $    1,363,563    $    1,356,108
                                                                       ==============    ==============
Interest paid                                                          $    1,003,195    $    1,205,657
                                                                       ==============    ==============